As filed with the Securities and Exchange Commission on July 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_____________________

MISONIX, INC.

(Exact name of registrant as specified in its charter)

New York	11-2148932
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1938 New Highway

Farmingdale, NY 11735

(Address of Principal Executive Offices)

Misonix, Inc. 2017 Equity Incentive Plan

(Full Title of the Plan)

Stavros G. Vizirgianakis, President and Chief Executive Officer

Misonix, Inc.

1938 New Highway

Farmingdale, NY 11735

Telephone: (631) 694-9555

(Name, Address and Telephone Number, including area code, of Agent for Service)

Copies of all communications, including all communications sent to agent for service should be sent to:

Michael Grundei, Esq.

Wiggin and Dana LLP

281 Tresser Boulevard

Stamford, Connecticut 06901

Telephone: (203) 363-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	750,000 shares	$7.925	$5,943,750.00	$688.89

(1)      Plus such additional indeterminable number of shares as may be required pursuant to the 2017 Equity Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)      Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, such computation is based on $7.925 per share (the average of the high and low prices as reported on the NASDAQ Global Market on July 14, 2017).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Misonix, Inc. 2017 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement of Misonix, Inc. (the “Company” or the “Registrant”) the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016;

(b)	The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2016, December 31, 2016 and March 31, 2017;

(c)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 26, 2016, September 14, 2016 (Items 5.02 and 9.01 only), September 16, 2016, September 28, 2016, October 25, 2016, November 15, 2016, November 28, 2016, December 19, 2016, February 13, 2017, March 7, 2017, and June 14, 2017; and

(d)	The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 1-10986) filed with the Commission on January 22, 1992 under Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

The Company will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Secretary, Misonix, Inc., 1938 New Highway, Farmingdale, NY 11735, or by telephone at (631) 694-9555.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation Law (“BCL”) permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the BCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the BCL provides that the indemnification and advancement of expense provisions contained in the BCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 724 of the BCL provides that a person who is entitled to indemnification may seek such indemnification in court. Section 725 of the BCL provides that expenses which were advanced to a person in defending a civil or criminal action in connection with services performed as an officer and director shall be repaid if it is ultimately determined that such person was not entitled to indemnification. Section 726 of the BCL provides that a corporation has the power to purchase and maintain insurance to cover claims for indemnification.

Article Seventh of the Registrant's Certificate of Incorporation provides, in general, that the Registrant may indemnify, and advance expenses to, any officer, director or other person to the fullest extent permitted by applicable law, and shall indemnify or advance expenses to such persons to the fullest extent required by the Registrant’s bylaws, any indemnification agreement or director resolution. Article Seventh of the Certificate of Incorporation also limits the personal liability of any director to the Company or its shareholders for damages for breach of duty as a director; provided, that Article Seventh shall not eliminate or limit such liability to the extent (i) his or her acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law, (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) his or her acts violated Section 719 of the BCL.

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In accordance with that provision of the Certificate of Incorporation, the Registrant’s Bylaws provide that the Registrant shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Registrant's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred as a result of such action or proceeding. Indemnification would not be available under the Bylaws if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Bylaws also provide that the Registrant shall, from time to time, advance to any director or officer expenses (including attorneys' fees) incurred in defending any such action in advance of the final disposition of such action; provided that no such advancement shall be made until receipt of any undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference from the Company’s Registration Statement on Form S-8 filed on February 26, 2010)
4.2	By-Laws of the Company (incorporated by reference from the Company's Current Report on Form 8-K filed on October 3, 2014)
4.3	Specimen Common Share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 33-43585, dated October 24, 1991)
5.1	Opinion of Wiggin and Dana LLP (filed herewith)
23.1	Consent of Grant Thornton LLP (filed herewith)
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	Misonix, Inc. 2017 Equity Incentive Plan (filed herewith)

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

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(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New York, on this 19th day of July, 2017.

MISONIX, INC.

By:	/s/ Stavros G. Vizirgianakis
Name: Stavros G. Vizirgianakis
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stavros G. Vizirgianakis and Joseph P. Dwyer and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereunto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

(i) Principal Executive Officer:

/s/ Stavros G. Vizirgianakis	President and Chief Executive Officer	July 19, 2017
Stavros G. Vizirgianakis

(ii) Principal Financial and Accounting Officer:

/s/ Joseph P. Dwyer	Interim Chief Financial Officer	July 19, 2017
Joseph P. Dwyer

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(iii) A Majority of the Board of Directors:

/s/ John W. Gildea	Director	July 19, 2017
John W. Gildea

/s/ Charles Miner III	Director	July 19, 2017
Charles Miner III

/s/ Patrick A. McBrayer	Director	July 19, 2017
Patrick A. McBrayer

/s/ Thomas M. Patton	Director	July 19, 2017
Thomas M. Patton

/s/ Stavros G. Vizirgianakis	Director	July 19, 2017
Stavros G. Vizirgianakis

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference from the Company’s Registration Statement on Form S-8 filed on February 26, 2010)
4.2	By-Laws of the Company (incorporated by reference from the Company's Current Report on Form 8-K filed on October 3, 2014)
4.3	Specimen Common Share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 33-43585, dated October 24, 1991)
5.1	Opinion of Wiggin and Dana LLP (filed herewith)
23.1	Consent of Grant Thornton LLP (filed herewith)
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	Misonix, Inc. 2017 Equity Incentive Plan (filed herewith)

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